Exhibit 10.110

AMENDED AND RESTATED CONSULTING AGREEMENT

        This Amended and Restated Consulting Agreement ("Agreement") is made and entered into as of the 19th day of September, 2007 (the "Effective Date"), by and between Advanced Cell Technology, Inc., a Delaware corporation with offices located at 11100 Santa Monica Blvd, Suite 850, Los Angeles, CA 90025 ("ACT") through its wholly owned subsidiary Mytogen, Inc., a Delaware corporation with offices located at 79/96 Thirteenth Street, Charlestown, MA 02129 ("Mytogen"), and Dib, LLC, an Arizona limited liability company with offices located 3951 East Paradise View Drive, Paradise Valley, AZ 85253.

WITNESSETH:

        WHEREAS, Nabil Dib ("Dib") and Mytogen previously entered into that certain Consulting Agreement dated as of January 1, 2006 (the "Original Consulting Agreement") pursuant to which Dib provided services to Mytogen to assist Mytogen with the development of its myoblast product; and

        WHEREAS, the Original Consulting Agreement has been terminated; and

        WHEREAS, pursuant to that certain Agreement and Plan of Merger dated July 31, 2007, Mytogen has become a wholly owned subsidiary of ACT; and

        WHEREAS, Mytogen desires to continue its engagement of Dib to provide Mytogen certain services, including, without limitation, the development of Mytogen's myoblast product, including phase 2 clinical trials related thereto; and

        WHEREAS, Dib desires to provide such services through Dib, LLC an Arizona limited liability company (Dib, LLC and its members, directors, officers, employees, representatives and agents hereinafter referred to as "Consultant"); and

        WHEREAS, Mytogen and Consultant agree to have such services performed in accordance with the terms and conditions hereof of this Agreement, including the Statements of Work attached hereto; and

        WHEREAS, Consultant and Mytogen are sometimes hereinafter referred to as the "parties".

AGREEMENT

        NOW THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, Mytogen and Consultant agree as follows:

1.     TERMINATION OF ORIGINAL CONSULTING AGREEMENT; SERVICES

        A.    Subject to Sections 1.C and 1.D of this Agreement, the Original Consulting Agreement is hereby terminated by mutual agreement of the parties and all of its provisions are hereby superceded and replaced by this Agreement.

        B.    Subject to the terms and conditions of this Agreement, Consultant agrees to perform the services and deliver the deliverables specified in the Statements of Work attached hereto as Exhibit A (the "Myoblast Phase II Services"), Exhibit A-1 (the "Myoblast Transplant Training Program Services"), Exhibit A-2 (the "Hemangioblast Research Services"), and Exhibit A-3 (the "Saudi Arabia Initiative Services"), as may be amended upon mutual written agreement of the parties (collectively, the "Services"). The Statements of Work, each of which shall specifically refer to this Agreement and be signed by Consultant and a duly authorized representative of Mytogen, shall at a minimum include a description of the services to be provided and deliverables to be delivered, and the time for performing and completing the services and delivering the deliverables. If there is any difference between the terms and conditions of any Statement of Work and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. Consultant agrees to render the Services, and deliver the deliverables (as identified or contemplated in Exhibits A, A-1, A-2 and A-3 and as further defined in Section 6 of this Agreement, the "Work Product") in accordance with the schedules included in Exhibits A, A-1, A-2 and A-3. The parties agree, notwithstanding anything to the contrary in this Agreement, that Mytogen and ACT shall conduct a quarterly review of the Services performed by Consultant.

        C.    The parties acknowledge and agree that it is the intent of the parties that the Myoblast Phase II Services and the Myoblast Transplant Training Program Services shall commence upon the execution of this Agreement; and the Hemangioblast Research Services and the Saudi Arabian Initiative Services shall commence upon the completion of the Statements of Work for the Hemangioblast Research Services and Saudi Arabian Initiative Services. The parties further acknowledge and agree that each Statement of Work, respectively, for the Myoblast Phase II Services, the Myoblast Transplant Training Program Services, the Hemangioblast Research Services and the Saudi Arabian Initiative Services shall be completed and agreed upon by the parties in writing within thirty days after the Effective Date. If all of the Statements of Work are not completed and agreed upon in writing by the parties within thirty (30) days following the Effective Date, this Agreement shall immediately terminate and, notwithstanding anything to the contrary in this Agreement, the parties shall have no further obligations to each other after the date of such termination.

        D.    Notwithstanding any other provision of this Agreement, including without limitation Section 1.C above, Consultant acknowledges, understands and agrees that Dib shall divest all equity interests in Mytogen and/or ACT held, directly or indirectly, by Dib, as Dib determines acceptable, within ninety (90) days of the Effective Date. If Dib is unable to divest all equity interests in Mytogen and/or ACT held by Dib (whether directly or indirectly) within such ninety- (90) day period, as Consultant determines acceptable, this Agreement shall terminate immediately and, notwithstanding anything to the contrary in this Agreement, the parties shall have no further obligations to each other after the date of such termination.

2.     COVENANTS/WARRANTIES

        A.    Consultant represents that its member Dib has the requisite expertise, ability and legal right to perform and provide the Services. Dib shall perform the Services in a timely, efficient and professional manner, consistent with industry standards. When on ACT's or Mytogen's premises Dib shall comply with ACT's and Mytogen's policies and procedures. Consultant shall take such steps as reasonably necessary to prevent personal injury or property damage by its employees, agents or subcontractors in the course of performing Services hereunder. Consultant shall indemnify, defend and hold harmless ACT and Mytogen from and against any loss, claim, liability or damages (including reasonable attorneys' fees) incurred by ACT or Mytogen arising out of or resulting from, directly or indirectly, a breach by Consultant of any of the representations or warranties made by Dib under this Agreement or the gross negligence or willful misconduct of Consultant and/or its members, employees, agents or subcontractors, except for any loss, claim, liability or damages (including reasonable attorneys' fees) caused by ACT's or Mytogen's (and/or ACT's or Mytogen's shareholders, directors, officers, employees, agents or subcontractors) gross negligence, willful misconduct or fraud. ACT and Mytogen, jointly and severally, shall indemnify, defend and hold harmless Consultant from and against any loss, claim, liability or damages (including reasonable attorneys' fees) incurred by Consultant arising out of or resulting from, directly or indirectly, a breach by Mytogen or ACT of any of the representations or warranties made by Mytogen or ACT under this Agreement or the gross negligence or willful misconduct of Mytogen and/or ACT and/or its employees, agents or subcontractors, except for any loss, claim, liability or damages (including reasonable attorneys' fees) caused,by Consultant's gross negligence, willful misconduct or fraud.

        B.    Consultant represents and warrants that (i) Consultant shall perform and provide the Services in accordance with all applicable laws, rules and regulations related to the performance of the Services; (ii) the Work Product (defined in Section 6 herein) prepared for Mytogen under this Agreement does not, to Consultant's knowledge, infringe any copyright, patent, trademark or any other proprietary right of any third party; (iii) Consultant is authorized to enter into this Agreement; (iv) Consultant is not under any obligation to any person, firm, corporation or other entity ("Person") which conflicts with Consultant's obligations under this Agreement or would prevent, limit or impair in any material way the performance by Consultant of Consultant's obligations hereunder; (v) subject to Section 1.D, Consultant has agreed that Dib will divest himself of any equity interest in Mytogen and/or ACT and shall not hold any such interests during the performance of the Services under this Agreement; and (vi) Consultant agrees to maintain general liability insurance with a reputable insurance carrier that is reasonably adequate to fulfill any potential obligation related to the Services provided hereunder, and Consultant agrees to continue to maintain such insurance during the term of this Agreement and after the expiration or termination of this Agreement for a period of five (5) years.

        C.    Notwithstanding anything to the contrary in this Agreement, Mytogen and ACT acknowledge that they have received written notice of certain of Consultant's previous and/or current professional involvements and relationships and Mytogen and ACT acknowledge and agree that such relationships and involvements (if any) shall not be deemed to violate this Agreement. Mytogen and ACT acknowledge and agree that Consultant may engage in other businesses and investment activities in addition to those relating to Mytogen, subject to the terms and conditions of this Agreement, including, without limitation, Section 7 below, and provided that Consultant shall not perform any services that interfere with Consultant's obligations under this Agreement (including any Statement of Work). Neither Mytogen nor ACT shall have any right, by virtue of this Agreement or otherwise, to share or participate in such other permitted activities of Consultant or to the income or proceeds derived therefrom.

3.     INDEPENDENT PARTIES

        Consultant is an independent contractor, and nothing contained in this Agreement shall be construed to make Consultant an employee, agent, partner or joint venture of Mytogen, and Consultant shall not have the right to bind Mytogen to any agreement with a third party or to incur any obligation or liability on behalf of Mytogen. No fringe or employee benefits are to be provided to Consultant by Mytogen.

4.     COMPENSATION, EXPENSES AND BILLING

        A.    In full consideration for all Services to be rendered by Consultant hereunder and for the Work Product, Mytogen agrees to pay Consultant at the rates specified in Exhibits A, A-1, A-2 and A-3.

        B.    All fees to be paid to Consultant under paragraph (A) above (the "Fees") shall be invoiced by Consultant and paid by Mytogen as set forth in paragraphs 4(C) and (D) below.

        C.    Consultant shall render to Mytogen an invoice on a monthly basis for Fees and any approved out-of-pocket expenses incurred since the date of the last invoice. Mytogen reserves the right to request further verification of any out-of-pocket expenses as deemed appropriate under generally accepted accounting principles and Mytogen's internal policies.

        D.    Mytogen and/or ACT shall pay the undisputed portion of each invoice rendered in accordance with this Agreement within thirty (30) days of receipt thereof.

5.     CONFIDENTIALITY AND PUBLICATIONS

        A.    Consultant acknowledges that prior to and during the term of this Agreement Consultant has had and will have access to confidential and proprietary information relating to Mytogen's myoblast product, Mytogen's hemangioblast product and Mytogen's cardio-myocyte program (if any) belonging to Mytogen ("Confidential Information"). Confidential Information shall include, but is not limited to, any scientific, technical, trade or business information possessed, obtained by, developed for or given to Consultant relating to Mytogen's myoblast product, Mytogen's hemangioblast product and Mytogen's cardio-myocyte program (if any) which is treated by Mytogen as confidential or proprietary including, without limitation, Work Product, research materials (including without limitation test articles, test substances, medical devices, chemical compounds or other materials such as biologicals, including, without limitation, genes, DNA sequences, plasmids, vectors, expression systems, cells, cell lines, organisms, antibodies, biological substances, and any constituents, progeny, mutants, derivatives or replications thereof or therefrom, together with all reagents, chemical compounds or other materials), formulations, techniques, methodology, assay systems, formulae, procedures, tests, equipment, data, reports, know-how, sources of supply, patent positioning, patent applications, relationships with consultants and employees, business plans and business developments, information concerning the existence, scope or activities of any research, development, manufacturing, marketing or other projects of Mytogen relating to Mytogen's myoblast product, Mytogen's hemangioblast product and Mytogen's cardio-myocyte program (if any), all copies, digests, summaries, extracts or the like of the Confidential Information, as well as feedback, suggestions, improvements or other inventions, ideas or works of authorship derived from the Confidential Information, and any other confidential or proprietary information about or belonging to Mytogen's suppliers, licensors, licensees, partners, collaborators, affiliates, customers, potential customers or others relating to Mytogen's myoblast product, Mytogen's hemangioblast product and Mytogen's cardio-myocyte program (if any).

        B.    Notwithstanding anything to the contrary in this Agreement, Confidential Information shall not include: (i) information that becomes generally available to third parties through no fault or action of Consultant; (ii) information that Consultant has knowledge of prior to or after the Effective Date relating to the delivery or transport of cells and/or genes, including, without limitation, the development and/or use of catheters and/or other devices, or anything else, except Confidential Information relating to Mytogen's myoblast product, Mytogen's hemangioblast product and Mytogens' cardio-myocyte program (if any); and (iii) information that Consultant is required by a court or other governing body of competent jurisdiction to disclose; provided, however, that Consultant shall advise Mytogen of any legal process or proceeding that could lead to the disclosure of Confidential Information so that Mytogen may seek appropriate legal protection or relief, and Consultant shall reasonably cooperate with Mytogen in connection with Mytogen efforts to maintain the confidentiality of such Confidential Information).

        C.    Consultant acknowledges the interest to Mytogen in maintaining the confidential nature of the Confidential Information and, except as otherwise provided in this Agreement, Consultant agrees that it will during the term of this Agreement and thereafter: (i) treat as confidential all Confidential Information; (ii) not use such Confidential Information except as authorized herein or otherwise authorized in writing, (iii) implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the Confidential Information; (iv) except as otherwise provided in Section 5.C(v), not disclose such Confidential Information to any third party, and (v) only disclose the Confidential Information to those of its employees or agents who have need to know such Confidential Information in order to exercise the rights and fulfill the obligations set forth herein. Without limiting the foregoing, Consultant shall protect the Confidential Information using at least the same procedures and degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event less than reasonable care. Consultant agrees to insure that any employee or agent of Consultant who receives Confidential Information is bound by the confidentiality obligations set forth in this Agreement.

        D.    For purposes of illustration, the Confidential Information may be contained in various media, including, without limitation, records of research data and observations, records and results of preclinical trials and clinical trials, patent applications, regulatory filings, computer programs, manuals, plans, drawings, designs, specifications, supply and customer lists, internal financial data and other documents and records, whether or not labeled or identified as "Confidential."

        E.    All Confidential Information is and shall remain the sole and exclusive property of Mytogen. Upon termination of this Agreement, Consultant shall deliver promptly to Mytogen all Confidential Information belonging to Mytogen, together with all notes, summaries, memoranda, extracts or copies thereof, and Consultant shall not make, retain or distribute any copies thereof.

        F.     In the event that Consultant wishes to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed as part of the Services, Consultant shall transmit to ACT a copy of the proposed written publication at least sixty (60) days prior to submission for publication, or an outline of such oral disclosure at least thirty (30) days prior to presentation. ACT shall have the right (a) to propose modifications to the publication for patent or other reasons; and (b) to request a delay in publication in order to protect patentable information. If ACT requests such a delay in writing, Consultant shall delay submission or presentation of the publication for a period of ninety (90) days to enable patent applications protecting each party's rights in such information to be filed. If ACT reasonably claims that such information, whether or not patentable, may have significant commercial value and can be maintained as a trade secret, Consultant shall publish or disclose only such information, which would not adversely affect such commercial value. Upon the expiration of sixty (60) days or thirty (30) days from transmission to ACT, Consultant shall be free to proceed with the written publication or the presentation, respectively, unless ACT has requested the delay in writing as described above. The parties expressly agree that research grant proposals submitted to governmental authorities or non-profit organizations shall not be subject to review under this Section. The parties agree to abide by the policies of journals in which publications will appear as to such matters as the public release or availability of data or biological materials relating to the publication. Authorship will be based on contributions to the proposed publication, in accordance with academic standards and custom.

        G.    Consultant agrees that monetary damages will not be sufficient to avoid or compensate for the unauthorized use or disclosure of any Confidential Information, and that injunctive relief would be appropriate to prevent any such actual or threatened use or disclosure of such information. Mytogen shall be entitled to sue in equity and to enjoin any such breach, which right shall be in addition to any and all other legal and equitable remedies to which Mytogen may be entitled to hereunder at law or in equity.

        H.    Except as otherwise provided in this Agreement, the rights and obligations of the parties under this Section 5 shall survive any expiration or termination of this Agreement.

6.     INTELLECTUAL PROPERTY AND OWNERSHIP RIGHTS

        A.    Consultant agrees that, except as otherwise expressly provided herein, any work product prepared for Mytogen hereunder in connection with the performance of the Services as described in the Statements of Work, including without limitation, any research or preclinical or clinical trial results and data, or other tangible embodiments of such work, and any inventions, improvements, concepts, or ideas made or conceived by Consultant in connection with and during the performance of such Services and related to the business of Mytogen (collectively, the "Work Product") shall promptly be disclosed to and be the sole and exclusive property of Mytogen and shall be delivered to Mytogen. Any such Work Product that is eligible for copyright protection in the United States or elsewhere is and shall be a "Work Made for Hire" as that phrase is defined by the U.S. copyright laws. If any Work Product is deemed for any reason not to be a Work Made for Hire, Consultant agrees to and does hereby assign to Mytogen all of Consultant's right, title and interest in such Work Product, including, but not limited to, all copyrights, patents, trademarks, and other proprietary rights, and all extensions and renewals thereof. Consultant agrees to waive all moral rights relating to the Work Product developed or produced, including without limitation, any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use or subsequent modifications.

        B.    Consultant agrees to cooperate with ACT and Mytogen in the protection of any intellectual property rights that may derive as a result of the Services performed or Work Product delivered by Consultant under the terms of this Agreement and/or as described in the Statement of Work. Consultant agrees to provide reasonable assistance and to execute, acknowledge and deliver all documents reasonably requested by Mytogen in the establishment, publication, preservation, protection and enforcement of Mytogen's rights in such Work Product.

        C.    Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that "Work Product" shall not include any of Consultant's work in the development and/or use of catheters and/or other devices except as prepared specifically for Mytogen by Consultant solely in connection with Consultant's performance of the Services relating to Mytogen's myoblast product, Mytogen's hemangioblast product and Mytogen's cardio-myocyte program (if any) as described in the Statements of Work; provided, however, that (a) Consultant shall not be permitted to devote any time or resources toward the development and/or use of such catheters and/or devices for third parties in connection with or during the performance of the Services required to be performed hereunder; (b) nothing in this Agreement shall be construed to be a license to, assignment of, transfer or permission to use of any of ACT's or Mytogen's materials and/or intellectual property including, without limitation, any cells or cell lines developed or owned by ACT and/or Mytogen; and (c) nothing in this Agreement shall permit Consultant to develop and/or use such catheters and/or devices with any third party that is a competitor of ACT or Mytogen.

7.     NONCOMPETE AND NON-SOLICITATION

        A.    Consultant acknowledges that Dib is a key consultant of Mytogen and that Dib's talents and services are of a special, unique, unusual and extraordinary character and are of particular and peculiar benefit and importance to Mytogen. Consultant further acknowledges that Mytogen will rely on Dib to conduct and engage in confidential research on innovative and proprietary methods that relates to the Myoblast Phase II Services, including the myoblast product that Mytogen is developing, the Myoblast Transplant Training Program Services and the Hemangioblast Research Services. In order for Mytogen to protect its interests against the competitive use of any Confidential Information, Work Product, knowledge or relationships concerning Mytogen and its business to which Consultant will have access by virtue of the special nature of Consultant's relationship with Mytogen and its involvement in Mytogen's affairs, and in consideration of the payments made to Consultant hereunder and the agreements of the parties herein, Consultant agrees that, except as otherwise provided in this Agreement, for so long as this Agreement is in effect and for a period of one (1) year from the date of termination of Consultant's engagement with Mytogen, Consultant will not, without the express prior written consent of Mytogen, either directly or indirectly for Consultant or for any other person, whether as a principal, agent or employee, owner, partner, director, shareholder or independent consultant or through any corporation, partnership, or other entity (including without limitation, a sole proprietorship), solicit, divert or accept, any current or former customer of Mytogen or engage or participate in, assist in any manner or in any capacity or have any interest in or make any loan to any Person engaged in the business of the development of cardiac myoblast treatment, a hemangioblast product and/or a cardio-myocyte program. Except as set forth in Section 6 (c) above, ACT and Mytogen acknowledge and agree that Consultant's work in the development and/or use of catheters and/or other devices does not and shall not violate the terms of this Section 7. During the same period, Consultant shall not hire or attempt to hire, for itself or on behalf of any other person or entity, any Mytogen employee or any person who was a Mytogen employee at anytime during the period of Consultant's employment with the Mytogen.

        B.    In recognition of the geographic extent of the Mytogen's existing and anticipated operations and the nature of the Mytogen's business and competitive circumstances, the restrictive covenants contained herein shall apply worldwide. Consultant acknowledges, understands and agrees that the restrictions in this Section 7 are necessary and reasonable to protect Mytogen's business.

8.     LIMITATION OF LIABILITY

        Except for any liability under Section 2 (Indemnification) or 5 (Confidentiality), in no event shall Mytogen or Consultant be liable for any incidental, consequential, or punitive damages as a result of their performance or breach of this Agreement, whether or not the possibility of such damages has been disclosed to the other party.

9.     TERM

        This Agreement shall commence of the Effective Date and continue in full force and effect until the earlier of (i) termination in accordance with Section 10 of this Agreement, or (ii) completion of the Services.

10.   TERMINATION

        A.    Consultant's engagement under this Agreement shall be terminated upon the earliest to occur of any of the following:

  (i)
  the death of the Consultant;

  (ii)
  Consultant's inability to perform its duties on account of disability or incapacity of Dib for a period of six (6) or more months, as determined by Mytogen's President.

  (iii)
  written notice to Consultant that Mytogen is terminating Consultant's engagement hereunder without cause.

  (iv)
  the termination of Consultant's engagement by Consultant at any time without Good Reason (as defined below).

  (v)
  the termination of Consultant's engagement by Consultant at any time for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (1) a breach by Mytogen and/or ACT of any material provision of this Agreement if Mytogen and/or ACT fails to cure said breach within thirty (30) days after written notice thereof; (2) the termination of the Statement of Work relating to the Myoblast Transplant Training Services and/or the Myoblast Phase II Services or (3) a requirement that Consultant relocate to somewhere other than Maricopa County, Arizona.

  (vi)
  the termination of Consultant's engagement by ACT or Mytogen at any time "for cause," such termination to take effect immediately upon written notice from ACT or Mytogen to Consultant. The term "for cause" means a determination by ACT or Mytogen that Consultant (1) refused to obey lawful written orders of the Chief Executive Officer or Chief Development Officer of ACT or Mytogen if Consultant fails to cure such refusal within thirty (30) days after written notice thereof; (2) breached or neglected its duties or obligations or any material provision under this Agreement, if Consultant fails to cure such breach or neglect within thirty (30) days after written notice thereof; (3) committed any act involving disloyalty, dishonesty, fraud or any other act resulting in a conviction of Consultant of a crime; (4) wilfully caused an act or omission to occur that caused the Myoblast Phase II program and the Myoblast Phase II Services to be placed on "clinical hold" by the FDA and such act or omission is not cured within a period of ninety (90) days; (5) the commission of any act which constitutes a violation of a material policy of ACT or Mytogen that has or has the potential to negatively impact

    ACT, Mytogen or any of the clinical programs for which Consultant performs Services, if Consultant fails to cure such violation within thirty (30) days after written notice therof (if possible); or (6) conviction of or a plea of guilty or "no contest" to any felony or a crime involving moral turpitude. Except as provided under Section 10.C below, upon such termination for cause under this subsection (vi), the only obligation Mytogen will have under this Agreement will be to pay Consultant's unpaid Fee accrued through the date of termination.

  (vii)
  the termination of Consultant's engagement by ACT or Mytogen for any reason within six months of a Change in Control of ACT and/or Mytogen. A "Change in Control" (a) a liquidation of assets or a sale of all or substantially all of ACT's and/or Mytogen's assets to an unrelated party in a single transaction or series of related transactions; (b) any merger, consolidation, sale of stock or other transaction (or series of related transactions) that results in any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becoming the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of voting securities of the ACT and/or Mytogen (or securities converted into or exchangeable for such voting securities) representing fifty percent (50%) or more of the combined voting power of all voting securities of ACT and/or Mytogen (on a fully diluted basis) where such person or group did not beneficially own, directly or indirectly, such voting power prior to consummation of such transaction; or (c) any other event that results, by contract or otherwise, in such person or group obtaining the ability, directly or indirectly, to elect a majority of ACT's and/or Mytogen's Board of Directors of or otherwise direct the management and policies of ACT and/or Mytogen.

        B.    Subject to Section 10.A(v), Mytogen may terminate any other Statement of Work under this Agreement (but less than all Statements of Work, which would be governed by Section 10.A(iii) above) for any reason at any time upon thirty (30) days written notice to Consultant. In the event Mytogen terminates less than all of the Statements of Work, this Agreement shall continue in force with respect to the remaining Statements of Work.

        C.    Upon the termination of this Agreement pursuant to clauses (iii) or (v) only of Section 10.A, Consultant shall be entitled to receive as a severance payment an amount equal to One Hundred Seventy-Five Thousand Dollars ($175,000.00), payable in a lump sum within ten (10) business days of the effective date of such termination. Upon the termination of this Agreement pursuant to clause (vii) only of Section 10.A, Consultant shall be entitled to receive as a severance payment an amount equal to fifty percent (50%) of the annual compensation pursuant to any Statement of Work in effect of the date of the Change in Control, payable in a lump sum within ten (10) business days of the effective date of such termination.

        D.    Upon the termination of Consultant's engagement for any reason, by either party, the Consultant shall immediately return to Mytogen any property of Mytogen in its possession; return of this property shall be a precondition to the payment of any further compensation owed by Mytogen to the Consultant, if any, pursuant to Section 10.C.

        E.    Termination of this Agreement pursuant to this Section 10 shall not affect rights and obligations accruing prior to the date of termination, including without limitation with respect or relating to the parties' respective obligations under Sections 2, 5 and 6 hereof. Except as otherwise provided in this Agreement, in the event of termination of this Agreement Mytogen shall have no further obligations hereunder other than amounts owed for Services actually performed and not in dispute and invoiced in accordance with this Agreement prior to the date of such termination. Upon the termination of this Agreement pursuant to Section 1.C or Section 1.D or clauses (iii), (v) and/or (vii) of Section 10.A, Consultant shall have no further obligations hereunder to Mytogen and/or ACT, including, without limitation, with respect to or relating to the non-compete and non-solicitation covenants set forth in Section 7 of this Agreement.

11.   NOTICES

        Any notice, payment or other communication required under this Agreement shall be deemed given (i) if by hand delivery, upon receipt thereof, (ii) if mailed, five (5) days after deposit in the United States mail, postage prepaid, certified mail return receipt requested, (iii) if by facsimile transmission, upon electronic confirmation thereof, or (iv) if by next day delivery service, upon such delivery. All notices shall be sent to the address of the party set forth above (or such other address as either party may in the future specify in writing to the other).

12.   NON-ASSIGNABILITY

        This Agreement is personal to Consultant. Consultant may not assign or transfer any of the rights, duties or obligations herein, without the prior written consent of Mytogen, provided that Consultant may assign this Agreement to an entity which is solely owned by Consultant without the prior written consent of Mytogen, and provided further that all Services provided hereunder must continue to be performed by Dib following such assignment or transfer to such entity.

13.   GOVERNING LAW

        This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law thereof.

14.   ARBITRATION

        A.    Confidential Arbitration.    If any dispute shall arise between ACT, Mytogen and/or Consultant in connection with this Agreement, ACT, Mytogen and/or Consultant may serve upon others a written notice demanding that such dispute be resolved by confidential arbitration; provided, however, if the controversy requires provisional remedies, such as injunctive relief or attachment, ACT, Mytogen and/or Consultant may elect to have the matter determined by a court of competent jurisdiction. Unless ACT, Mytogen and/or Consultant elect otherwise, any such arbitration shall be conducted under the commercial arbitration rules of the American Arbitration Association. Any arbitration proceeding shall take place in Boston, Massachusetts. The award of the arbitrator shall be final, binding and enforceable in any court of competent jurisdiction. If it is necessary for ACT, Mytogen and/or Consultant to enforce the award of the arbitrator in any court proceeding, such Person(s) shall be entitled to all attorneys' fees and costs associated with such proceeding as well as all of its costs associated with the arbitration hearing.

        B.    Proceeding Expenses.    In any controversy, claim or dispute arising out of, or relating to, this Agreement or the method and manner of performance hereof, the prevailing party, as determined by the arbitrator or court, as applicable, shall be entitled to and shall be awarded, in addition to any other relief, proceeding expenses. If no party wholly prevails, the party that substantially prevails, as determined by the arbitrator or court, shall be awarded proceeding expenses. In determining the award of proceeding expenses, attorneys' fees, proceeding costs, cost of investigation and other reasonable expenses shall be included. For the purposes of this provision, the term "proceeding" shall include arbitration, administrative, bankruptcy and judicial proceedings, including appeals therefrom.

15.   WAIVER

        The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any provision of this Agreement.

16.   ENTIRE AGREEMENT

        This Agreement and any exhibits and schedules attached hereto (which are incorporated into this Agreement by this reference) sets forth the entire understanding between the parties relating to the subject matter hereof and supersedes any previous understandings or agreements, written or oral, between Consultant and Mytogen. This Agreement may be modified only by an agreement in writing signed by both parties.

17.   AGREEMENT BINDING ON SUCCESSORS

        This Agreement shall inure to the benefit of and be binding upon Mytogen's and Consultant's respective successors, executors, administrators, heirs and/or permitted assigns.

18.   SEVERABILITY

        If any provision or portion of this Agreement is held to be unenforceable or invalid, the remaining provisions and portions shall nevertheless be given full force and effect, and the parties agree to negotiate, in good faith, a substitute valid provision which most nearly effects the parties' intent in entering this Agreement.

19.   HEADINGS

        The headings to the various Sections and paragraphs of this Agreement have been inserted for convenient reference only, and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Agreement.

20.   COUNTERPARTS

        This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The signature page is the next page.]

        IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Consulting Agreement to be duly executed under seal and delivered as of the Effective Date.

MYTOGEN, INC.
	By:	/s/ WILLIAM M. CALDWELL, IV
Printed Name: William M. Caldwell, IV Title: Chief Executive Officer
DIB, LLC
	By:	/s/ NABIL DIB, M.D.
Printed Name: Nabil Dib, M.D. Title: Managing Member
ADVANCED CELL TECHNOLOGY, INC. hereby acknowledges the terms and conditions of this Agreement and consents to terms of the Agreement applicable to it

By:	/s/ WILLIAM M. CALDWELL, IV
Printed Name: William M. Caldwell, IV Its: Chief Executive Officer

EXHIBIT A

STATEMENT OF WORK
for
MYOBLAST PHASE II SERVICES

[Provide detailed description of services and fees to be paid—fees shall include a commercially reasonable premium above standard procedural charge]

EXHIBIT A-1

STATEMENT OF WORK
for
MYOBLAST TRANSPLANT TRAINING PROGRAM SERVICES

[Provide detailed description of services and fees [$350,000 per year] to be paid]

EXHIBIT A-2

STATEMENT OF WORK
for
HEMANGIOBLAST RESEARCH SERVICES

[Provide detailed description of services and fees [$100,000 per year] to be paid]

EXHIBIT A-3

STATEMENT OF WORK
for
SAUDI ARABIA INITIATIVE SERVICES

[Provide detailed description of services and fees [$150,000 initial fee] to be paid]